Exhibit 99.1

The Shyft Group Posts Strong First Quarter Results

Reports EPS of $0.32 and Adjusted EPS of $0.36 on Sales of $198 Million

Backlog Nearly Doubles from Year Ago to a Record $667 Million

Novi, Mich., May 6, 2021 – The Shyft Group, Inc. (NASDAQ: SHYF) (the “Company”), the North American leader in specialty vehicle manufacturing and assembly for the commercial and fleet vehicle industries (including last mile delivery, specialty service and vocation-specific upfit markets), as well as for the recreational vehicle markets, today reported operating results for the first quarter ending March 31, 2021.

As previously announced, the Company divested its Emergency Response (ER) business effective February 1, 2020. Accordingly, the financial results of ER have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

First Quarter 2021 Highlights from Continuing Operations

For the first quarter of 2021 compared to the first quarter of 2020:

●	Sales of $197.9 million, an increase of $21.0 million, or 11.8%, from $176.9 million.

●

Income from continuing operations of $11.5 million, or $0.32 per share, compared to $11.7 million, or $0.33 per share. Prior year results include a $2.6 million, or $0.08 per share, income tax gain. Excluding this tax gain, income from continuing operations increased 26.3%.

●	Adjusted EBITDA of $19.2 million, or 9.7% of sales, an increase of $0.8 million, or 4.3%, from $18.4 million, or 10.4% of sales.

●	Adjusted net income of $12.8 million, or $0.36 per share, an increase of $1.4 million, or 12.4%, from $11.4 million, or $0.32 per share.

●

Consolidated backlog at March 31, 2021, totaled a record $666.5 million, up $321.8 million, or 93.4%, compared to $344.7 million at March 31, 2020, reflecting continued strong demand across all business units.

●	Repurchased 100,000 shares of The Shyft Group common stock for approximately $3.3 million in the aggregate, pursuant to the Company’s share repurchase authorization.

“We are excited with the strong start to the year, as parcel delivery and luxury motor coach continues to exceed our expectations – fueled by innovative products designed to meet our customers’ needs – and ultimately resulted in our backlog increasing over 90%, to a record $667 million,” said Daryl Adams, President and Chief Executive Officer. “We continue to receive robust orders for Velocity, including our first 350 unit order for our exclusive Velocity M3 walk-in-van vehicle. Operationally, our ongoing focus and investment in manufacturing capability continues to have an impact, as we set a new production record in Bristol and successfully launched the new Velocity plant in Michigan.”

Fleet Vehicles and Services (FVS)

FVS segment sales were $131.7 million, a decrease $4.0 million, or 3.0%, from $135.7 million due to decreased volume related to truck body and upfits.

Adjusted EBITDA of $18.2 million, or 13.8% of sales, from $21.7 million, or 16.0% of sales, a year ago. The decrease was primarily due to the investment relating to the Velocity pre-production costs and product mix offsetting productivity efficiencies.

The segment backlog at March 31, 2021, totaled $589.6 million, up 38.0% sequentially, and up 95.1% compared to $302.2 million at March 31, 2020. Driven by our investment in innovative products in support of our customers’ needs, the increase reflects strong demand across the segment’s entire product portfolio.

Specialty Vehicles (SV)

SV segment sales were $66.2 million, an increase of $24.9 million, or 60.5%, from $41.3 million a year ago. This was due to an increase in luxury motor coach chassis and service truck body sales.

Adjusted EBITDA of $7.0 million, or 10.6% of sales, an increase of $3.3 million, or 88.6%, from $3.7 million, or 9.0% of sales, a year ago. The increase was primarily due higher sales volume.

The segment backlog at March 31, 2021, totaled $76.9 million, up 49.9% sequentially, and up 81.3% compared to $42.4 million at March 31, 2020. This increase reflects strong demand for luxury motor coach chassis and our ability to drive commercial initiatives and product expansion in the service truck body market.

Reaffirms 2021 Outlook

“We are pleased with our first quarter results and the continued strength of our operations. Cash flow generated from operations increased 92% over the same period a year ago,” said Jon Douyard, Chief Financial Officer. “Our current liquidity position remains strong at $136.0 million, while our leverage ratio stands 0.6 times adjusted EBITDA. While backlog is more robust today than we anticipated going into 2021, we continue to monitor the supply chain uncertainty and chassis availability due to the semi-conductor shortage. Weighing the impact of these factors, we remain confident in maintaining our guidance for the year,” concluded Douyard.

Guidance for full-year 2021 from continuing operations remains as follows:

●	Revenue to be in the range of $850 to $900 million
●	Net income of $51 to $58 million
●	Adjusted EBITDA of $95 to $105 million
●	Effective tax rate of approximately 26%
●	Earnings per share of $1.42 - $1.62
●	Adjusted earnings per share of $1.65 - $1.85

“We continue to invest in our future by expanding manufacturing capacity and developing new products and technologies, including electric vehicles, to meet emerging customer demand across vocations. The accelerating growth of our recent acquisitions demonstrates the benefits of our strategy from both a product mix and a distribution footprint, and we plan to continue to seek additional opportunities to enhance growth,” concluded Adams.

Conference Call, Webcast, Investor Presentation and Investor Information

The Shyft Group will host a conference call for analysts and portfolio managers at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts or click on “Investor Relations” then “Webcasts”

Conference Call: 1-888-645-4404 (domestic) or 862-268-0702 (international); passcode: 155599

For more information about Shyft, please visit www.theshyftgroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services and Shyft Specialty Vehicles. Today, its go-to-market brands include Utilimaster, Royal Truck Body, DuraMag and Magnum, Strobes-R-Us, Spartan RV Chassis, and Builtmore Contract Manufacturing, which are well known in their respective industries for quality, durability, first-to-market innovation, and industry-leading aftermarket parts, service, and support. The Company employs approximately 3,000 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales from continuing operations of $676 million in 2020. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including our revenue and earnings guidance, all other information provided with respect to our outlook for 2021 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," “outlook,” and similar expressions regarding future expectations. Furthermore, any statements contained in this release relating to the COVID-19 pandemic, the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions including weaknesses resulting from the COVID-19 pandemic; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Juris Pagrabs Group Treasurer & Director of Investor Relations The Shyft Group, Inc. (517) 997-3862

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$10,049	$20,995
Accounts receivable, less allowance of $115 and $116	83,610	64,695
Contract assets	20,648	9,414
Inventories, net	58,543	46,428
Other receivables - chassis pool agreements	24,998	6,503
Other current assets	8,274	8,172
Total current assets	206,122	156,207

Property, plant and equipment, net	51,560	45,734
Right of use assets – operating leases	41,470	43,430
Goodwill	49,177	49,481
Intangible assets, net	55,553	56,386
Other assets	2,026	2,052
Net deferred tax asset	5,625	5,759
TOTAL ASSETS	$411,533	$359,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$76,470	$47,487
Accrued warranty	6,320	5,633
Accrued compensation and related taxes	14,758	17,134
Deposits from customers	463	756
Operating lease liability	7,228	7,508
Other current liabilities and accrued expenses	10,547	8,121
Short-term debt - chassis pool agreements	24,998	6,503
Current portion of long-term debt	221	221
Total current liabilities	141,005	93,363

Other non-current liabilities	5,406	5,447
Long-term operating lease liability	34,992	36,662
Long-term debt, less current portion	23,304	23,418
Total liabilities	204,707	158,890
Shareholders' equity:
Preferred stock: 2,000 shares authorized (none issued)	-	-
Common stock: 80,000 shares authorized; 35,308 and 35,344 outstanding	90,171	91,044
Retained earnings	116,791	109,286
Total The Shyft Group, Inc. shareholders' equity	206,962	200,330
Non-controlling interest	(136)	(171)
Total shareholders' equity	206,826	200,159
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$411,533	$359,049

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Sales	$197,888	$176,948
Cost of products sold	157,902	140,647
Gross profit	39,986	36,301

Operating expenses:
Research and development	782	1,541
Selling, general and administrative	24,537	21,400
Total operating expenses	25,319	22,941

Operating income	14,667	13,360

Other income (expense):
Interest income (expense)	170	(731)
Interest and other income (expense)	183	(510)
Total other income (expense)	353	(1,241)
Income from continuing operations before income taxes	15,020	12,119

Income tax expense	3,490	377

Income from continuing operations	11,530	11,742

Income (loss) from discontinued operations, net of income taxes	81	(3,864)

Net income	11,611	7,878

Less: Net income attributable to non-controlling interest	35	67

Net income attributable to The Shyft Group, Inc.	$11,576	$7,811

Basic earnings (loss) per share
Continuing operations	$0.33	$0.33
Discontinued operations	$-	$(0.11)
Basic earnings per share	$0.33	$0.22
Diluted earnings (loss) per share
Continuing operations	$0.32	$0.33
Discontinued operations	$-	$(0.11)
Diluted earnings per share	$0.32	$0.22

Basic weighted average common shares outstanding	35,312	35,401

Diluted weighted average common shares outstanding	36,191	35,664

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended March 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$124,875	$-	$-	$124,875
Motorhome chassis sales	-	35,268	-	35,268
Other specialty chassis and vehicles	-	26,879	-	26,879
Aftermarket parts and assemblies	6,798	4,068	-	10,866
Total Sales	$131,673	$66,215	$-	$197,888

Adjusted EBITDA	$18,210	$7,016	$(6,055)	$19,171

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Three Months Ended March 31, 2020 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$123,973	$-	$-	$123,973
Motorhome chassis sales	-	22,602	-	22,602
Other specialty chassis and vehicles	-	16,786	-	16,786
Aftermarket parts and assemblies	11,715	1,872	-	13,587
Total Sales	$135,688	$41,260	$-	$176,948

Adjusted EBITDA	$21,736	$3,721	$(7,081)	$18,376

Sales and Other Financial Information by Business Segment
(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Jun. 30, 2020	Mar. 31, 2020
Fleet Vehicles and Services	$589,604	$427,338	$228,870	$286,955	$302,236
Motorhome Chassis	42,742	31,580	40,387	38,804	30,641
Other Vehicles	33,716	19,431	11,036	11,621	11,580
Aftermarket Parts and Accessories	438	302	333	115	198
Total Specialty Vehicles	76,896	51,313	51,756	50,540	42,419

Total Backlog	$666,500	$478,651	$280,626	$337,495	$344,655

Anticipated time to fill backlog orders at March 31, 2021; five - twelve months for Fleet Vehicles and Services; approximately three months for Specialty Vehicles.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present these non-GAAP measures because we consider them to be important supplemental measures of our performance. The presentation of these non-GAAP measures enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting these non-GAAP measures is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of these non-GAAP measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

Financial Summary
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2021	% of sales	2020	% of sales
Income from continuing operations	$11,530	5.8%	$11,742	6.6%
Net (income) attributable to non-controlling interest	(35)		(67)
Add (subtract):
Restructuring and other related charges	-		992
Acquisition related expenses and adjustments	143		93
Non-cash stock-based compensation expense	1,642		1,991
Favorable tax rate in income taxes receivable	-		(2,577)
Tax effect of adjustments	(432)		(748)
Adjusted net income	$12,848	6.5%	$11,426	6.5%

Income from continuing operations	$11,530	5.8%	$11,742	6.6%
Net (income) attributable to non-controlling interest	(35)		(67)
Add (subtract):
Depreciation and amortization	2,571		2,517
Taxes on income	3,490		377
Interest (income) expense	(170)		731
EBITDA	$17,386	8.8%	$15,300	8.6%
Add (subtract):
Restructuring and other related charges	-		992
Acquisition related expenses and adjustments	143		93
Non-cash stock-based compensation expense	1,642		1,991
Adjusted EBITDA	$19,171	9.7%	$18,376	10.4%

Diluted net earnings per share	$0.32		$0.33
Add (subtract):
Restructuring and other related charges	-		0.03
Acquisition related expenses and adjustments	-		-
Non-cash stock-based compensation expense	0.04		0.06
Favorable tax rate in income taxes receivable	-		(0.08)
Tax effect of adjustments	-		(0.02)
Adjusted diluted net earnings per share	$0.36		$0.32

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2021
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$51,028	$54,628	$58,328
Add:
Depreciation and amortization	13,462	13,462	13,462
Interest expense	1,295	1,295	1,295
Taxes	17,793	19,193	20,493
EBITDA	$83,578	$88,578	$93,578
Add (subtract):
Non-cash stock-based compensation and other charges	11,422	11,422	11,422
Adjusted EBITDA	$95,000	$100,000	$105,000

Earnings per share	$1.42	$1.52	$1.62
Add:
Non-cash stock-based compensation and other charges	0.32	0.32	0.32
Less tax effect of adjustments	(0.09)	(0.09)	(0.09)
Adjusted earnings per share	$1.65	$1.75	$1.85